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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Alliance Data Systems Corporation on Form S-8 of our report dated February 28, 2001 relating to the consolidated financial statements of Utilipro, Inc. and subsidiaries as of September 30, 1999 and 2000 and the years then ended appearing in the Prospectus, which is part of the Registration Statement No. 333-94623, of Alliance Data Systems Corporation and Subsidiaries and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 20, 2001